Glowpoint Announces Preliminary Second Quarter 2018 Results and Business Update

DENVER, CO, July 18, 2018 - Glowpoint, Inc. (NYSE American: GLOW), (“Glowpoint” or the “Company”), a managed service provider of video collaboration and network applications, today announced certain preliminary financial results for the second quarter ended June 30, 2018 and provided a business update.

Preliminary Second-Quarter 2018 Financial Highlights
•The Company expects revenue to be approximately $3.3 million and $6.8 million for the second quarter and first half of 2018, respectively.
•The Company expects a net loss of approximately $0.2 million and positive adjusted EBITDA (“AEBITDA”) of approximately $0.1 million for the second quarter of 2018. AEBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Information” later in this release for a reconciliation of this non-GAAP financial measure.
•The Company expects to have cash-on-hand of approximately $2.7 million and no debt as of June 30, 2018.
“With the completion of our capital restructuring and the developing market opportunity, our ability to expand beyond our legacy service portfolio is greater than ever. Video remains an evolving product showing different demand profiles in terms of how and when it gets used in remote meetings, but we believe leveraging Glowpoint’s strengths in assessment, design and implementation of adoption and support services around the rapidly growing Unified Communications market is where significant and untapped value exists.  When we completed our most recent equity financing in January, our goal was to delve deeper into the UCaaS[ 1] market opportunity and develop services that addressed the widening gap between deployment of UC and the adoption thereof by users,” said Glowpoint President and CEO, Peter Holst.
“There is a significant market developing [ 2] to address growing corporate demand for UC adoption services that help employees not only get ‘up and running’ on contemporary communication applications but also provide them real-time, automated and scalable support when they need it. We are encouraged by the early response of some our largest customers as we begin to introduce some of these new solutions and features into the market. On an additional positive note, we have also seen relative stability in revenue from our core managed services in the past twelve months, with quarterly revenue of $3.5 million, $3.4 million and $3.5 million for the three months ended September 30, 2017, December 31, 2017 and March 31, 2018, respectively, and $3.3 million expected for the three months ended June 30, 2018. We are particularly encouraged that we expect to have generated positive AEBITDA during the second quarter and first half of 2018, despite making investments in the development of new services during these periods. Our balance sheet remains strong, with $2.7 million of cash and no debt expected as of June 30, 2018, allowing us to explore potential acquisition and/or business development initiatives,” continued Mr. Holst.
 Glowpoint’s results from operations and financial condition will be more fully discussed in our Quarterly Report on Form 10-Q for the three months ended June 30, 2018 to be filed with the Securities and Exchange Commission (the “SEC”) on or before August 14, 2018.  Investors are encouraged to carefully review the Company’s Form 10-Q for a complete analysis of its results from operations and financial condition.
About Glowpoint

Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium sized enterprises in a variety of industries. To learn more please visit www.glowpoint.com.

Non-GAAP Financial Information
Adjusted EBITDA (“AEBITDA”), a non-GAAP financial measure, is defined as net loss before depreciation and amortization, income tax expense, stock-based compensation, impairment charges, and interest and other expense, net. AEBITDA is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally

1 Unified Communications (UC) as a Service (UCaaS) is a sophisticated solution unifying a variety of communication services on a single platform and accessible through the cloud.
2 Global spending on Unified Communications (UC) will reach $45.7 billion in 2022 according to Gartner Research Forecast Analysis: Unified Communications, Worldwide, 1Q18 Update, April, 2018

accepted accounting principles (GAAP). Rather, AEBITDA is an important measure used by management to assess the operating performance of the Company and is used in determining achievement of performance-based stock awards. AEBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow provided by (used in) operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A reconciliation of expected AEBITDA to expected net loss for the three months ended June 30, 2018 is shown below.

GAAP to Non-GAAP Reconciliation (in thousands and unaudited):
Net loss	$(164)
Depreciation and amortization	185
Interest and other expense, net	11
EBITDA	32
Stock-based compensation	110
Adjusted EBITDA	$142

Cautionary Statement Regarding Preliminary Results
The preliminary results in this release are based on management’s initial review of the Company’s operations for the second quarter ended June 30, 2018 and are subject to revision based upon the Company’s normal quarter-end closing and review processes and the completion and review of the Company’s quarter-end financial statements. Actual results may differ materially from these preliminary results as a result of the completion of the Company’s normal quarter-end closing and review processes, final adjustments and other developments. In addition, these preliminary results are not a comprehensive statement of the Company’s financial results for the second quarter ended June 30, 2018, and should not be viewed as a substitute for full, reviewed financial statements prepared in accordance with generally accepted accounting principles. As a result, you should not place undue reliance on these estimates. The Company expects to announce second quarter 2018 financial results on or before August 14, 2018.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding our expected financial results for the second quarter of 2018, the relative stability of the Company’s revenue and the success of any acquisitions or business development initiatives. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. Such risks include the fact that the Company has a history of net operating losses and may incur future net losses, the Company may not be able to introduce new products that achieve broad market acceptance or be able to compete effectively in its marketplace and other risk factors set forth in the Company’s Annual Report on Form 10-K for the year ending December 31, 2017 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018. Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint can give no assurance that its future results will be as estimated. Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

INVESTOR CONTACT:
Investor Relations
Glowpoint, Inc.
+1 303-640-3840

investorrelations@glowpoint.com
www.glowpoint.com